UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2013

EPAM SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 8, 2013, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”), Richard Michael Mayoras was appointed to join the Board of EPAM Systems, Inc. (the “Company”) as an independent director. Mr. Mayoras replaces Ross Goodhart, a director of the Company, who on January 4, 2013 communicated his decision to resign from the Board effective as of January 8, 2013. Mr. Goodhart’s decision to resign as a director did not involve any disagreement with the Company, the Company’s management or the Board. Mr. Mayoras has also been appointed as a member of the Audit Committee of the Board to replace Donald Spencer in order to comply with the New York Stock Exchange Listed Company Manual independence requirements. Mr. Spencer remains a director and member of the Board.

Mr. Mayoras’ compensation for service as a director will be consistent with that of the Company’s other non-employee directors, as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Mayoras has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2013

EPAM SYSTEMS, INC.

By:	/s/ Ilya Cantor
Ilya Cantor
Senior Vice President, Chief Financial Officer and Treasurer